UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 29, 2009

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7115 16th Street East, Unit 105
Sarasota, Florida 34243
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (941) 952-9255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act.

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01	Other Events.

     On January 29, 2009, the United States Bankruptcy Court for the Northern District of Illinois, which has jurisdiction over the bankruptcy of SWC Services LLC (“SWC”), the Company’s lender under the Second Amended and Restated Loan and Security Agreement between the Company, its operating subsidiaries and SWC (the “Loan Agreement”), issued an order approving the transfer of SWC’s interests in the Loan Agreement and related loan documents to Dealer Services Corporation (“DSC”), pursuant to the terms of the Asset Purchase Agreement between DSC and Ronald Peterson (the “Trustee”), who is the Chapter 7 Trustee of SWC, as described in the Company’s Form 8-K dated January 16, 2009.

     Creditors of SWC have 10 days to appeal such order. If no appeal is taken, the order should become final after the expiration of the 10 day period, and the transactions contemplated by the Asset Purchase Agreement would be consummated thereafter in accordance with the terms of the Asset Purchase Agreement. There can be no assurance that there will not be an appeal of the order. In the event of an appeal, DSC and the Trustee will have the opportunity to terminate the Asset Purchase Agreement. In such event, there can be no assurance that the Company could obtain other financing to allow it to continue its business.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date: February 4, 2009	By:	/s/ Stanton Heintz
Stanton Heintz
Chief Financial Officer